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EXHIBIT 10.2

                           OPTION AGREEMENT FOR INCENTIVE STOCK OPTION

                This Option Agreement evidences the grant of an Incentive Stock Option (the "Option") to Participant under the West Coast Bancorp 2002 Stock Incentive Plan (the "Plan").

                Capitalized terms used below but not defined in the Notice of Stock Options (the "Notice") are defined in the Plan.

1. OPTION, VESTING AND EXERCISE

                The Option is on terms set forth in the Notice and is subject to all applicable provisions of the Plan and to the following terms and conditions:

        1.1 Incentive Stock Option. The Option is intended to qualify as an incentive stock option meeting the requirements of Internal Revenue Code Section 422.

        1.2 Exercisability. The Option shall become vested and exercisable, unless the Option is earlier terminated or canceled or the exercisability of the Option is accelerated in accordance with this Agreement or the Plan, to purchase a whole number of Option Shares up to the following limits:

                (a) Prior to the first anniversary of the Date of Grant, the Option may not be exercised;

                (b) During the one-year period beginning on the first anniversary of the Date of Grant, the Option may be exercised to purchase up to one-third of the total Option Shares;

                (c) During the one-year period beginning on the second anniversary of the Date of Grant, the Option may be exercised to purchase up to two-thirds of the total Option Shares; and

                (d) On and after the third anniversary of the Date of Grant, the Option may be exercised to purchase all the Option Shares.

        1.3 Exercise of an Option.

                1.3.1 Notice of Exercise. The Option, or any portion thereof, may be exercised, to the extent it has become exercisable pursuant to this Agreement, by delivery of written notice to the Company stating the number of Shares being purchased.

                1.3.2 Payment. The Exercise Price for the Shares purchased upon exercise of the Option must be paid in full at the time of exercise by one or a combination of the following:


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        (a) Payment in cash or certified check or bank draft payable to the order of the Company;

                (b) Delivery of previously acquired Shares having a Fair Market Value equal to the Exercise Price; or

                (c) By delivery (in a form approved by the Company) of an irrevocable direction to a securities broker to sell Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to the Company in payment of the Exercise Price and any tax withholding resulting from such exercise.

                1.3.3 Previously Acquired Shares. Delivery of previously acquired Shares in full or partial payment for the exercise of the Option is subject to the following conditions:

                (a) The Shares tendered must be in good delivery form;

                (b) Any Shares remaining after satisfying the payment for the Option will be reissued in the same manner as the Shares tendered;

                (c) No fractional Shares will be issued and whenever payment of the full Exercise Price with Shares would require delivery of a fractional Share, Participant must deliver the next lower whole number of Shares and make a cash payment to the Company for the balance of the Exercise Price;

                (d) Shares must have been held for at least six months prior to tender to the Company; and

                (e) Shares may be tendered in full or partial payment of the Exercise Price only in connection with the exercise of an Option with respect to at least 2,000 Shares.

2. EFFECT OF TERMINATION

                Except as otherwise determined by the Company after the date of this Agreement, the Option will expire and vesting will be affected by Termination of Employment as described in the Plan.

3. TAXES AND WITHHOLDING

                No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes, the Participant shall pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option. The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to Participant, federal, state and local taxes of any kind


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required by law to be withheld upon the exercise of such Option, as provided in
Section 3.4 of the Plan.

4. CONFLICTS AND INTERPRETATION

                The Option is subject to the provisions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind the rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

5. SUCCESSORSHIP

                Subject to restrictions on transferability set forth in Section 3, this Agreement will be binding upon and benefit the parties, their successors and assigns.

6. NOTICES

                Any notices under this Option must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address set forth in the Company's records or to such other address as a party may certify by notice to the other party.

7. ARBITRATION

                Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration before a single arbitrator in Portland, Oregon, in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.



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